UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – May 17, 2006

(Date of earliest event reported)

QUESTAR CORPORATION
(Exact name of registrant as specified in charter)

STATE OF UTAH                                        1-8796                                87-0407509

(State of other jurisdiction of            (Commission File No.)             (I.R.S. Employer

incorporation or organization)                                                          Identification No.)

180 East 100 South Street, P.O. Box 45433 Salt Lake City, Utah 84145-0433
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

       CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

As discussed below, on May 16, 2006, Questar Corporation (“the Company”) shareholders elected Mr. Bruce Williamson to serve a two-year term a director. In connection with that appointment, Mr. Williamson will receive 375 phantom restricted stock units to vest in equal installments over three years beginning in 2008.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

a.

Robert E. Kadlec, age 72, retired from service as a director of the Company effective May 16, 2006. Mr. Kadlec retired due to a Company policy that permits an independent director to continue serving until the annual meeting following his 72nd birthday, at which point his retirement as a voting director is mandatory. Mr. Kadlec served as a director from 1987 - 2006. Mr. Kadlec was the Chair of the Management Performance Committee (the Company’s compensation committee) at the time of his retirement. Mr. Kadlec was also a director of Questar Gas Company.

b.

Shareholders elected Bruce A. Williamson, 46, to serve as a director at the Company’s Annual Meeting on May 16, 2006. He will also serve as a member of the Company’s Finance & Audit Committee. Mr. Williamson is Chair of the Board of Dynegy, Inc and serves as that Company’s President and Chief Executive Officer.  Mr. Williamson will also serve on the boards of Questar Pipeline Company and Questar Gas Company.

c.

The Board selected Mr. Richard Flury to serve as the Chair of the Management Performance Committee upon Mr. Kadlec’s retirement. Mr. Flury has been a director of the Company since 2002.

Item 9.01   Financial Statements and Exhibits.

(c)

Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.

Exhibit

10.1

Form of Phantom Stock Agreement dated May 16, 2006, for shares granted to non-employee directors.

99.1

Release issued May 17, 2006, by Questar Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION

   (Registrant)

May 17, 2006

/s/S. E. Parks

S. E. Parks

Senior Vice President and

Chief Financial Officer

Exhibits List:

Exhibit No.

Exhibit

10.1

Form of Phantom Stock Agreement dated May 16, 2006, for shares granted to non-employee directors.

99.1

Release issued May 17, 2006, by Questar Corporation.

Exhibit 10.1

Phantom Stock Agreement

This Phantom Stock Agreement (“Agreement”) is dated May 16, 2006, and is between Questar Corporation, a Utah corporation (the “Company”) and _____________ (the “Director”).

WHEREAS, the Management Performance Committee of the Company's Board of Directors, as the designated administrator of the Long-term Stock Incentive Plan ("Plan"), is awarding the Director restricted phantom stock units (“Phantom Stock”), as of May 16, 2006, as further described in this Agreement.

NOW, THEREFORE, the parties agree as follows:

1.

Award.  The Director is hereby granted ______ restricted shares of Phantom Stock.  As used in this Agreement, shares of Phantom Stock mirror shares of the Company's common stock. They are credited with dividends at the same rate dividends are paid on the Company's common stock, and such credited dividends are reinvested in additional shares of Phantom Stock.

2.

Award Restrictions.  The shares of Phantom Stock covered by this award shall vest over four years, with one-third (_____ shares) vesting on or about May 16, 2008, one-third (_____ shares) vesting on or about May 16, 2009, and one-third (_____ shares) vesting on or about May 16, 2010.  For purposes of this Agreement, the term "vested" simply means that the Phantom Stock is no longer subject to forfeiture.

3.

Service.  If the Director terminates service as a director with the Company for any reason other than death, disability, mandatory retirement at age 72, or failure to be renominated for continued election for some reason other than performance of duties, the Director shall not be entitled to receive the cash value of any Phantom Stock covered by this Agreement that have not vested.  If the Director's service terminates as a result of a specified reason (death, disability,  mandatory retirement, or failure to be renominated for continued election for some reason other than performance of duties), the Director (or his beneficiary in the event of his death) shall be entitled to receive the cash value of the shares of Phantom Stock.

4.

Cash Value Determination and Time of Payment.  The cash value of the shares of Phantom Stock shall be calculated in the manner specified in the Deferred Compensation Plan for Directors, i.e., the closing price of the Company's common stock on the last business day of the calendar month preceding the month of payment.  The payment of the value of the shares of Phantom Stock shall be paid in a manner consistent with the Director's election for compensation handled under the Deferred Compensation Plan for Directors.

5.

Change in Control. In the event of a Change in Control of the Company (as defined in the Plan), the Phantom Stock covered by this Agreement shall immediately vest and become nonforfeitable.

6.

Right to Continued Service.  This Agreement shall not confer upon the Director any right with respect to continuation of service by the Company or limit in any way the right of the Company's Board of Directors or shareholders to terminate the Director’s service.

7.

Binding Nature of Agreement.  This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and the Director and his estate or heirs in the event of the Director’s death.

8.

Notice.  Unless waived by the Company, any notice to the Company required or relating to this Agreement shall be in writing and addressed to it in care of the Company’s Chairman of the Board at its principal place of business.

9.

Amendment.  This Agreement may not be amended without the Director’s written consent.

10.

Entire Agreement.  This Agreement contains the entire understanding of the parties to it concerning the Company’s obligation to grant the Director shares of Common Stock or Phantom Stock.

IN WITNESS WHEREOF, the parties have executed this Agreement effective May 16, 2006.

QUESTAR CORPORATION

By___________________________

      Keith O. Rattie

      Chairman of the Board, President

      and Chief Executive officer

Director

By___________________________

      [Name]

Exhibit 99.1

BRUCE WILLIAMSON ELECTED TO QUESTAR BOARD OF DIRECTORS

SALT LAKE CITY — Bruce A. Williamson, 46, chairman and chief executive officer of Dynegy Inc., was elected to the board of directors of Questar Corp. at the company’s May 16 annual meeting. Williamson will fill a vacancy left by the retirement of Patrick J. Early, who left the board in 2005.

Williamson was named Dynegy’s president and CEO and elected to the company's board of directors in October 2002. In May 2004, he was elected board chairman. Dynegy provides electricity to markets and customers in 12 states.

“Bruce took the reins of Dynegy in 2002 and led one of the most impressive turnarounds in American business in recent years,” said Keith O. Rattie, Questar chairman, president and chief executive officer. “We’re pleased to have him on our board.”

Before joining Dynegy, Williamson served as president and CEO of Duke Energy Global Markets. Prior to Duke’s merger with PanEnergy in 1997, he was vice president of finance for PanEnergy. He also spent 14 years with Royal Dutch/Shell Group, where he held positions of increasing responsibility in exploration and production and finance.

Williamson earned a bachelor’s degree in finance from the University of Montana and a master’s in business administration from the University of Houston.

Questar also announced the retirement of long-time director Robert E. Kadlec. Kadlec, retired president and CEO of BC Gas Inc., has been a Questar director since 1987.

Questar Corp. (NYSE:STR) is a natural gas-focused energy company with an enterprise value of about $7.5 billion. Questar finds, develops, produces, gathers, processes, transports, stores and distributes natural gas.

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For more information, visit Questar’s internet site at: http://www.questar.com